Exhibit 10.5

                       VALLEY AMERICAN INVESTMENT
                        VALLEY BUSINESS CENTER AT
                               DECKER LAKE
                          WEST VALLEY CITY, UTAH


    This Lease is made and entered into this 26 day of February, 1996, by and between VALLEY AMERICAN INVESTMENT COMPANY of P.O. Box 186, Midvale, Utah 84047, as Landlord and GENTNER COMMUNICATIONS CORPORATION of 1825 W. Research Way, West Valley City, Utah 84119, as Tenant.

    WHEREAS, this Lease is made and entered into with regard to certain real property located in West Valley City, County of Salt Lake, State of Utah, more particularly described on the attached site plan labeled as Exhibit "A" and Exhibit "F" which is incorporated herein by reference (Hereinafter referred to as the Real Property).

    WHEREAS, there is attached hereto and marked Exhibit "A" a site plan for the Real Property. The site plan discloses the location of and the certain specifications for the building and other improvements which are presently

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existing and which are to be constructed by Landlord pursuant to the terms of this Lease.  Said site plan is incorporated herein by reference.

    WHEREAS, Landlord is desirous of leasing said building and improvements to Tenant and Tenant is desirous of leasing the same from Landlord upon the terms and conditions hereafter set forth.

    THEREFORE, in consideration of the foregoing promises and each and all of the mutual and reciprocal covenants, terms, provisions, conditions and agreements hereinafter set forth, Landlord does hereby lease, let and demise unto Tenant and Tenant does hereby accept, take and hire from Landlord, upon the terms and conditions set forth herein the Real Property, together with the improvements to be constructed thereon by Landlord as described on the attached Exhibit "A".

                              1.  BUILDING
                                  --------

    1.1  Building:
         --------
    Landlord hereby agrees that, subject to the terms and conditions hereinafter provided, it will cause to be constructed upon the Real Property a 65,902 square foot building addition from which Tenant will lease a total of 40,250 square feet of space consisting of 23,202 square feet of office space and 17,048 square feet of warehouse space and other improvements as described on the site plan, specifications and a floor plan attached hereto as Exhibit "B" which were prepared by Kenny Nichols of A.S.W.N. and bear the date February 1, 1996.

    1.2  Architect:
         ---------
     Upon the parties execution of this Lease, Landlord shall direct Allred, Soffe, Wilkinson and Nichols to prepare construction drawings and specifications for the improvements. The construction drawings and specifications shall be submitted to the Lessee for approval prior to their submission to West Valley City. Lessee agrees that it will promptly, but not later than fourteen (14) days from receipt, make any necessary or appropriate corrections to the construction drawings and specifications and make the same available to the Landlord for its approval. The plans and specifications for the improvements to be constructed are subject to the approval of both the Landlord and the Tenant. The construction drawings and specifications in final form and as approved by the parties shall be incorporated herein and attached hereto as Exhibit "C" as though they were fully set forth at length herein and shall constitute the plans and specifications in accordance with which Landlord shall construct the improvements.

    1.3  Costs:
         -----
    The total cost of construction, subject to the limitations described in

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Section 1.5 and 1.7, of the improvements, including, but not limited to, architectural, engineering and supervision fees, including all plans, specifications, etc., all permits of whatever nature, cost of construction, cost of clearing the premises, cost of preparing the site for construction, materials, supervision, contractor's fees, or profit, labor, sub-contracting prices, all fees such as sewer hook-up, bonded sewer charges, landscape costs, performance and lien bonds, construction interest, insurance and financing charges and any and all other charges incurred in the course of and during construction and all other necessary or incidental expenses connected with the development of the improvements, shall be borne by the Landlord. It shall be the duty of the Landlord to file any and all applications and obtain any consents or authorizations as may be required of Landlords, owners, builders by any governmental agency or authority upon a fun and fair disclosure of the facts to it; the liability of the Tenant shall not accrue until the Landlord has fully complied with all terms and conditions of such consents and authorizations.

    1.4  Occupancy:
         ---------
    Occupancy by the Tenant shall be deemed to be that of a Tenant under all of the terms, covenants and conditions of this Lease and Tenant's liability for rent, taxes, insurance and common area maintenance obligations shall commence and become payable on the date Tenant takes possession of the premises. As used herein, the phrase "the day Tenant takes possession" shall mean the day that Landlord has provided the Tenant with written notice that the improvements have been substantially completed in accordance with the plans and specifications, which notice shall have attached a certificate of occupancy or a photocopy thereof issued by the proper governmental authority or project architect. Should the occupancy date occur on any day other than the first day of the month, rent, taxes, insurance and maintenance charges for the month shall be prorated and the initial ten (10) year term of this Lease shall commence on the first day of the month following the occupancy date.

    1.4(a) It is the intent of both Landlord and Tenant to have the new space ready for occupancy within seven (7) months after receipt of building permit. If the Leased Premises are not substantially completed (as hereinafter defined) within ten (10) months after receipt of building permit, then Landlord agrees to reimburse Tenant all reasonable costs of securing, moving to and from, and renting temporary alternative facilities. If the Leased Premises are not substantially completed (as hereinafter defined) within sixteen (16) months after receipt of building permit, then Tenant shall have the option to terminate this Lease as well as the lease dated January 15, 1988. Provided the cause of the delay was not due to the actions or negligence of Tenant, or through acts of "Force Majeure" as described in
Article 36. Tenant's right to terminate said Leases for failure of Landlord to "Substantially Complete" the leased premises within said time period will be Tenant's sole remedy. Promptly after the Lease Commencement Date is ascertained, Landlord and Tenant shall execute an amendment affirming the Lease Commencement Date and the Lease Expiration Date.

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    1.5  Change Orders:
         -------------
     Tenant, without invalidating this Lease, may order changes in the work as contemplated by the construction drawings and specifications attached hereto as Exhibit "C", provided that any such changes shall be subject to the approval of the Landlord which approval shall not be unreasonably withheld, and that any additional cost to Landlord from a change in the work shall be paid for by Tenant to Landlord in cash or in equal monthly installments over the first ten years of the initial Lease term which shall be payable at the same times and in the same manner as the monthly installments of rent. The amount of the monthly installments shall be determined by amortizing the additional costs over a period of one hundred twenty (120) months utilizing an interest rate equal to eleven percent (11%) per annum. All such changes in the work shall be authorized by a written change order signed by Landlord and Tenant. The cost to Tenant for a change in the work shall be determined by mutual agreement between Landlord and Tenant in writing, before the Landlord shall be responsible for executing such change.

    1.6   Existing Lease:
          ---------------
    Tenant's current lease expires on August 30, 1998. Landlord and Tenant mutually agree to terminate the existing lease and amendments by and between Dell S. Nichols as Landlord (which was assumed by Valley American Investment as Landlord) and Tenant dated January 15, 1988. Landlord and Tenant will have no further obligations to each other at the termination of the existing lease with the exception of real property taxes and real property tax refunds which will be pro rated and charged or credited to the new Lease. The termination date of the existing lease will be the commencement date of the new lease as described above in Section 1.4.

    1.7   Tenant Improvement Allowance:
          -----------------------------
    Tenant shall receive a Tenant Improvement Allowance equal to $19.00 per rentable square feet of newly constructed interior office space, plus a remodel allowance of thirty thousand ($30,000) dollars. (For example, if Tenant lease 5,000 square feet of office space then the Tenant Improvement Allowance win be 5,000 square feet @ $19.00 per square foot which is equal to $95,000 plus the $30,000 remodel allowance for a total allowance of $125,000).
    The Tenant Improvement Allowance shall be used for all necessary interior office improvements desired by Tenant, including but not limited to painting, plumbing, electrical, heating, ventilating and cooling, drywall, carpet, architectural and space planning fees, wiring, cabling, security system, consulting engineers, etc. Any expenses over and above the allowance or any additional improvement desired by Tenant shall be paid for by the Tenant. Any actual expense under and below the amount allowed for Tenant Improvements shall be used at Tenant's discretion.




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1.8  Substantial Completion:
         -----------------------

    The term "Substantially Completed" shall mean the completion of Landlord's Work in accordance with Exhibits A, B and C, except for minor details of construction, mechanical adjustments or decorations or other punch list items which do not adversely affect Tenant's use or occupancy of the Leased Premises. Landlord agrees to complete such punch fist items within thirty (30) days of Landlord's receipt of such punch list items from Tenant. The Leased Premises shall not be deemed Substantially Completed if certain portions of the Building or Project are not completed, and said lack of completion interferes with the efficient conduct of Tenant's business in the Leased Premises.

                                 2. TERM
                                    ----

    2.  Term:
        ----
    The term of this Lease shall be for a period of ten (10) years to commence as provided for in Section 1.4 herein. It is understood and agreed that the date for the commencement of the Lease term may be modified as herein provided. However, the term of this Lease shall at all times be for a period of ten (10) years from and after the date of commencement of said term.

    2.1  Termination Option:
         -------------------
    Tenant shall have a one time option to terminate this Lease at the end of the 84th month of the original ten (10) year Lease term. Said option to terminate must be exercised by Tenant on or before the end of the 78th month of the original ten (10) year Lease term by providing Landlord with written notice of its intention to so terminate.

    2.2  Termination Penalty:
         -------------------
    Should Tenant exercise its right to terminate the Lease as described in
Section 2.1 above, then Tenant shall pay Landlord a termination fee equal to six (6) months of rental payments plus a applicable common area expenses, property taxes and insurance. In addition to the termination penalty, Tenant agrees to pay Landlord the unamortized portion of Tenant's Improvement Allowance as defined in Section 1.7 above. The straight line amortization shall be based on ten years at 12% with a tenant improvement allowance of $300,750.00. The Lease termination shall not become effective until Landlord receives the termination penalties described above and Landlord and Tenant mutually execute a Lease termination document. Landlord agrees to waive all such penalties in the event that Tenant secures a new tenant financially acceptable to Landlord, with no additional out of pocket expenses to Landlord.
    Should any out of pocket expenses to Landlord be nonetheless necessary to secure the next tenant, Tenant shall reimburse Landlord up to the amount of

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the Termination penalty.



    2.3  Options:
         -------
    Providing that Tenant is not in default under the terms of this Lease, Tenant shall have the option to extend the Lease term for two additional periods of five (5) years each beyond the original ten (10) year Lease term. The first option must be exercised by Tenant no later than the end of the 14th month of the original ten (10) year Lease term by providing Landlord with written notice of its election. During the first option period Tenant shall give Landlord written notice of Tenant's desire to exercise their second option no later than the 54th month of the option period. During the option periods, all terms, conditions and provisions of this Lease shall remain in full force and effect with all time periods extended accordingly with the exception of Section three (3) and six (6) dealing with the amount of rent, periodic rent adjustments and the availability of incentive monies payable by the West Valley City Redevelopment Agency. The amount of rent due Landlord during the option period shall be:

                Monthly Rent:  Annual Rent:
                ------------   ------------

    Option #1:  $30,282.00     $363,382.00

    Option #2:  $32,704.00     $392,453.00

                                 3. RENT
                                    ----
    3.  Minimum Base Rent:
        -----------------
    Tenant shall pay Landlord an annual base rent of $247,312 in equal monthly installments of $20,609.00 each due on the first day of each month during the term hereof, said rent being payable without notice or demand. The minimum base rent for the first twenty four (24) months of the original ten (10) year Lease term shall be based upon the following rent schedule:

  Existing Space: 20,000 s.f. @ $6.00 per s.f. per year, triple net New Office Space: 14,250 s.f. @ $7.25 per s.f. per year, triple net New Warehouse Space: 6,000 s.f. @ $4.00 per s.f. per year, triple net

    3.1  Adjustment to Minimum Base Rent:
         -------------------------------
    The annual minimum base rent of ($247,312) provided for herein shall be





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paid as follows during the initial ten (10) year term hereof.

                            Monthly Rent:   Annual Rent:
                            ------------    ------------
          Months 1 - 24      $20,609.00     $247,312.00
          Months 25 - 48     $22,258.00     $267,097.00
          Months 49 - 72     $24,039.00     $288,465.00
          Months 73 - 96     $25,962.00     $311,542.00
          Months 97 - 120    $28,039.00     $336,465.00

     3.1.a If any installment of rent, additional rent or any other sum due from Tenant shall not be received by Landlord within fifteen (15) days after said amount is due, then Tenant shall also pay to Landlord a late charge equal to five (5%) per cent of any such overdue amount.

     3.2  Security Deposit:
          -----------------
    Tenant has paid a security deposit on behalf of Landlord in the amount of $8,236.00 which shall be held by Landlord as security for the faithful performance by Tenant of all terms, covenants and conditions of the Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, but not limited to the provisions relating to the payment of rent, Landlord may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord suffers by reason of Tenant's default. If any portion of said deposit is so used or applied Tenant shall, within five (5) days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a default under this Lease. Landlord shall not be required to keep this security deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or at Landlord's option, to the last assignee of Tenant's interest hereunder) within ten (10) days following expiration of Lease term. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said deposit to Landlord's successor in interest.

                   4.  COMMON AREA MAINTENANCE EXPENSE
                       -------------------------------

    4. It is the intent of both parties that the minimum rentals herein specified shall be absolutely net to Landlord throughout the term of this Lease, and that Tenant shall pay its proportionate share of all costs, expenses, and obligations of every kind relating to the maintenance, management and general up-keep of the Common Areas and the exterior premises

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(more fully described below) which may arise or become due during the term hereof. Landlord shall be indemnified by Tenant against such proportionate costs, expenses, and obligations. In furtherance thereof, Tenant shall pay as additional rent, without demand therefore and without set off or deduction, it proportionate share of expenses and charges as set forth in Section 4.1 below.

    4.1 Tenant shall pay to Landlord its Proportionate Share of the Project's operating cost. The "Project's Operating Cost" means the total cost and expense incurred in operating and maintaining the common areas, hereinafter defined, actually used or available for use by Tenant and the employees, agents, servants, customers, and other invitees of Tenant excluding only items of expense commonly known and designated as carrying charges, but specifically including without limitation, utility expenses for lighting and or watering the landscaping, personal property taxes and assessments on the common area improvements and equipment, premiums on fire and extended insurance coverage, vandalism, insurance and plate-glass insurance for the common areas; maintenance, repair and cleaning of common area pavement and mechanical equipment repair, maintenance, and cleaning of the common area structure including floors, ceiling, roof, sky lights, gardening and landscaping repairs, traffic and parking line painting, fighting, sanitary control, removal of snow, common area trash, rubbish, garbage, and other refuse, depreciation on machinery and equipment used in such maintenance, the cost of personnel to implement such services, to direct parking, and to police the common areas, and ten percent (10%) of all the foregoing costs to cover administrative and overhead costs.

    As part of the Common Area Expenses described in Section 4.1 above, Landlord agrees to keep all buildings and improvements and equipment on, in or appurtenant to the property including all alterations and additions insured against loss or damage by fire and all extended coverage casualties in such companies as the Landlord may select, for the full, fair insurable value thereof The policies for such insurance shall be made and taken in the name of the Landlord as an additional insured party with loss thereunder payable to the Landlord and/or Mortgagee. Such policy or policies shall be deemed to be and remain in the possession of the Landlord or Mortgagee.

    4.2  Tenant's Proportionate Share:
         -----------------------------
    Tenant's Proportionate Share of the Project's operating cost, based on Tenant's proportionate square footage of rentable space within the project, shall be computed on the basis of a period of twelve consecutive calendar months as designated by Landlord and estimated payments toward the same shall be made by Tenant in twelve equal installments in advance on the first day of each calendar month in an amount to be established by the Landlord. Within sixty (60) days after the end of each twelve (12) month period, Landlord shall furnish to Tenant a C.P.A. prepared statement showing the Project's operating cost for the preceding period and any adjustments to be made as a result thereof. In the case of a deficiency, Tenant shall promptly remit the amount of such deficiency to Landlord. In the case of a surplus, Landlord shall apply

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said surplus to payments next falling due from Tenant under this Section 4.2.

    4.3  Annual Common Area Maintenance (C.A.M.) Budget:
         ----------------------------------------------
    The annual C.A.M. budget for the leased premises is $22,942.50. Tenant agrees to pay to Landlord monthly installments of $1,911.88 towards the C.A.M. budget. Tenant further agrees to pay any C.A.M. shortages as described in
Section 4.2 above.

    "Common Areas" means all areas, space, equipment, and special services provided for the common or joint use and benefit of the tenants or occupants of the Project, or portions thereof, their employees, agents, servants, customers, and other invitees, including without limitation, parking areas, access roads, driveways, retaining walls, landscaped areas, truck service bays or tunnels, loading docks, pedestrian malls, courts, stairs, ramps and sidewalks, comfort and first-aid stations, washrooms and parcel pick-up stations.

                                 5.  USE
                                     ---
     5.  Use:
         ---
     The premises shall be used only for the purposes of light manufacturing, assembly, warehousing, receiving, storing, shipping and selling products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto. Tenant shall, at its own cost and expense, obtain any and all license and permits necessary for such use. Notwithstanding the foregoing, the premises shall not be used for any purpose which would violate local zoning restrictions or declarations or covenants affecting the premises.

    5.1  Restrictive Covenants:
         ----------------------
    Landlord will prepare restrictive covenants for filing against the real property prior to commencement of construction. Prior to recording, the restrictive covenants will be submitted to the Tenant for its review and approval which shall not be unreasonably withheld. Tenant agrees that the real property, the improvements and its interest in this Lease shall be subject to the restrictive covenants upon their recordation and further agrees to execute whatever documents are reasonably necessary to effectuate the subordination of this Lease to the restrictive covenants.

                                6. TAXES
                                   -----

    6.  Taxes:
        -----
    Tenant agrees to pay, as additional rent and before they become delinquent, all real and personal taxes (both general and special), water and

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sewage rents, assessments or governmental charges (hereinafter collectively referred to as "taxes") lawfully levied or assessed against the premises or any part thereof, provided, however, Tenant may, at its sole cost and expense, dispute and contest the same, and in such case, such disputed items need not be paid until finally adjudged to be valid so long as the validity or the amount thereof is contested by Tenant in good faith and in accordance with Utah State law. At the conclusion of such contest, Tenant shall pay the items contested to the extent that they are held valid, together with all liens, court costs, interest and penalties relating thereto. Proration of said payments by Tenant shall be made when necessary for the first and last years of the lease term or any extensions thereof This covenant shall survive the expiration of this Lease, for a period not greater than one year.

    6.1  Tax Notices:
         ------------
    Landlord shall provide Tenant copies of the "property valuation and tax notice" covering the premises each year as they are issued by the Salt Lake County Treasurer and of any other tax notices immediately upon their receipt by Landlord. Tenant shall notify Landlord of any proposed contest by Tenant of the valuation, amount of the tax or legality thereof prior to the deadline for filing the necessary protest, appeal or petition. Any such contest by Tenant must be timely made and may be made in the name of Landlord or Tenant, or both, but if the name of the Landlord is used therein, Landlord shall be notified thereof at least five (5) days prior to the commencement of the proceeding. If requested by Tenant, Landlord shall actively participate in any such contest, but Tenant shall be entitled to any refund of any tax, penalty, or interest thereon which may have been paid by Tenant or by Landlord, and reimbursed by Tenant to Landlord. Landlord is to be notified in advance in writing of the intention of Tenant to make such contest.

    6.2  Personal Property Tax:
         ---------------------
    Tenant shall be liable for all taxes levied against Tenant's personal property and trade fixtures on or about the premises, including, but without prejudice to the generality of the foregoing, shelves, counters, vaults, vault doors, partitions, fixtures, machinery, plant equipment, and if any such taxes on Tenant's property or trade fixtures are levied against Landlord, and if Landlord pays the same, Tenant, upon demand, shall repay to Landlord the taxes so levied against Landlord.

    6.3  Other Taxes:
         -----------
    Nothing herein contained shall be construed as requiring Tenant to pay any franchise, excise, corporate, estate, inheritance, successorship, capitol levy or transfer tax of Landlord growing out of, or connected with, this Lease, or Landlord's right in the building, or any income, excess profits, or revenue tax upon the income of the Landlord. Provided, however, that in any case where a tax (other than an income tax) may be levied, assessed or imposed upon Landlord for the privilege of renting or leasing the demised premises or which

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is based upon the rental revenue derived therefrom, Tenant shall pay to
Landlord as additional rent hereunder the amount of said tax, but in no event shall the Tenant be obligated to pay an amount greater than that which would be payable if the demised premises were the only asset of the Landlord.

    6.4 The Redevelopment Agency of West Valley City has agreed to make certain incentives available to the Landlord and Tenant in order to induce the Landlord to construct the improvements within the West Valley City redevelopment area and to induce the Tenant to locate its business within said improvements. The inducements will likely be in the form of rebates on personal and real property taxes assessed against the premises and the personal property of Tenant as set forth in the letter of the Redevelopment Agency dated January 14, 1988 which is attached hereto as Exhibit "D" and which is by reference incorporated herein (hereinafter referred to as the "Letter").

    6.4.a   As between Landlord and Tenant it is understood and agreed that the total amount of the incentives provided by the Redevelopment Agency shall be the property of Tenant and shall be assigned to Tenant as long as Tenant is in possession of the premises under the terms of this Lease and is not in default of any of the terms, conditions or agreements contained herein. Both parties agree to use their best efforts to pursue the Redevelopment Agency of West Valley City for the incentives. This Lease and the obligations of Landlord and Tenant hereunder shall in no way be subject to or conditioned upon the performance of the Redevelopment Agency in delivering the inducements agreed upon in the Agreement for Disposition of Land nor upon the amount of the inducements actually delivered by the Redevelopment Agency.

                       7.  MAINTENANCE AND REPAIR
                           -----------------------

    7.  Tenant's Responsibilities:
        --------------------------
    Any and all improvements which may be erected or placed on the Real Property at any time during the term of this Lease shall be kept and maintained in good order and repair and replaced where necessary by Tenant at its sole cost and expense. The Tenant's maintenance obligation shall include, but not be limited to, HVAC systems, interior plumbing and interior electrical systems, windows, glass, doors, interior walls, finish work, floors, floor coverings, fixtures and appliances. Tenant shall also comply at its sole cost and expense with all laws, ordinances, orders, regulations, rules and requirements of every kind and nature whether they relate to ordinary or extra-ordinary, structural or nonstructural additions, changes, repairs or alterations to the premises made necessary by Tenant's use. Notwithstanding the items described above, Landlord will maintain the common areas of the property as described in Section 4 and will bill Tenant for its proportionate share.



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    7.1  Landlord's Responsibilities:
         ----------------------------
    Notwithstanding the provisions of the immediately preceding paragraph, Landlord shall be responsible for the maintenance of the building's structural integrity and structural components including brickwork, exterior sewage systems and drains, exterior plumbing and exterior electrical at its sole cost and expense. In addition, Landlord shall be responsible for replacement of the roof, asphalt parking surfaces, concrete pavements and driveways in the event that repairs and maintenance can no longer reasonably maintain their integrity and their utility. However, "Tenant's Proportionate Share" of those items of routine maintenance required by the roof, the exterior walls, the asphalt parking surfaces and the driveways (i.e. re-striping, sealing, patching, snow removal, sweeping) shall continue to be the responsibility of the Tenant as described in Section 4. 1.

    7.2  Rights to Enter:
         ----------------
    Upon prior notice the Landlord and its agents shall have the right to enter into and upon the Real Property or any part thereof at all reasonable hours for the purpose of examining the same or making such repairs or alterations therein as may be necessary for the safety and preservation thereof. In case of the neglect or default of the Tenant in making the same, the Landlord may do so after written notice to the Tenant (except that no notice shall be required in case of emergencies) during said term or after its expiration and all the costs and expenses incurred thereon, together with interest shall be repaid by the Tenant to the Landlord according to the provisions of Section 19.

     7.3  Warranties:
          ----------
     Landlord shall assign a new construction warranties to Tenant upon Tenant's occupancy of the premises. Said assignment shall include the general contractor's one year guarantee and the roof warranty and/or guaranty.

    7.4  Preventative Maintenance:
         ------------------------
    Tenant shall enter into a regularly scheduled preventative maintenance/service contract with a maintenance contractor for servicing all heating and air conditioning systems and equipment within the premises. The service contract must include a services suggested by the equipment manufacturers within the operation/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the premises. All guarantees/warranties provided with the heating and air conditioning systems will be recognized by Landlord within this program.

                     8.  NET LEASE; NO ABATEMENT
                         -----------------------
    8. This Lease is intended, and is hereby declared, to be a "net" lease, it being the intention of the parties hereto that the Landlord shall have and

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enjoy the rent herein reserved to it without deduction therefrom.  Nothing herein contained shall be construed so as to require the Tenant to pay or be liable for any gift, inheritance, estate, franchise, income, profit, capital, or similar tax, or any other tax in lieu of any of the foregoing, imposed upon the Landlord, or the successor or assigns of the Landlord, unless such tax shall be imposed or levied upon or with respect to rents payable to the Landlord hereunder in lieu of real estate taxes upon the premises.

    8.1 No abatement, diminution, or reduction of the fixed rental or other charges payable by the Tenant under this Lease shall be claimed by or allowed to the Tenant for any inconvenience, interruption, cessation, or loss of business, or otherwise caused directly or indirectly by any present or future laws, rules, requirements, orders, directions, ordinances, or regulations of the United States of American or of the State, County, or City government or any other municipal, government, or lawful authority whatsoever or by priorities, rationing, or curtailment of labor or materials or by war or any matter or things resulting therefrom or by any other cause or causes; except if otherwise specifically provided in this Lease. It is understood that the Landlord is not entitled to retain rent by the Tenant and also to retain the proceeds of any rent insurance that it might receive where both cover the same periods of time.

                              9.  UTILITIES
                                  ---------

    9. Not including its proportionate share of the Project's operating costs as described in Section 4.1, Tenant shall also pay for its own water, gas, heat, light, power, telephone and other utilities and services supplied to the property together with taxes thereon. Throughout the term of this Lease, the Tenant shall, at its own cost and expense hire and provide for its own trash removal. The arrangements made shall comply with local ordinances for refuse pick-up as to frequency and time, and shall not, to the best of Tenant's knowledge, result in any violation of environmental standards.

                          10.  INDEMNIFICATION
                               ---------------

    10. Landlord shall not be liable to Tenant or Tenant's employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the premises, caused by the negligence or affirmative acts of Tenant, its agents, servants or employees, or of any other persons entering upon the premises under express or implied invitation of Tenant, or caused by the building and improvements becoming out of repair; or caused by leakage of gas, oil, water or steam or by electricity emanating from the building, or due to any cause whatsoever, and Tenant agrees to indemnify Landlord and hold it harmless from any loss, expense or claims, including attorney's fees arising out of such damage or injury; except that any injury to person or damage to property caused by the negligence or affirmative acts including required repairs of Landlord shall be the liability

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of Landlord and not of Tenant, and Landlord agrees to indemnify Tenant and hold it harmless from any and all loss, expense or claims, including attorney's fees, arising out of such damage or injury.

    10.1  Landlord's Indemnification of Hazardous Waste:
          ---------------------------------------------
    Landlord, as of the date of this Lease, agrees to hold Tenant harmless for any current or present environmentally hazardous materials (EHM). Landlord further represents that as of the date of this Lease, there are no known EHM. However if during the term of this lease or any time after the expiration of this Lease, if Landlord determines that Tenant has violated the hazardous waste covenants described in Section 10.2, then Landlord has the right to have Tenant remedy any damage caused by Tenant's negligence.

    10.2  Hazardous Waste:
          ---------------
    In addition to the provisions of Section 10 Landlord and Tenant agree not to cause or permit any hazardous material to be brought upon, kept or used in or about the Project including the Leased Premises. As used herein, the term "hazardous material" is defined as any hazardous or toxic substance, material or waste which now is or becomes regulated or restricted by any governmental authority, the State of Utah, or the United States Government. The term hazardous material includes, without limitation, any petroleum products or by products, asbestos, (in any form), chemicals, gases or any other material or substance which upon exposure or ingestion may reasonably be anticipated to cause a hazard to the health or safety of the anticipated occupation of, or visitor to the premises or adjacent property. In the event Tenant, in the normal course of the operation of its business at the premises, as stated herein, is required to use certain substances which may be considered hazardous material, Tenant may in such event and notwithstanding the foregoing provision, use such substances in its business operations. Provided, however, Tenant shall be solely responsible for the proper use and disposal of such in compliance with all applicable laws and regulations and Tenant hereby agrees to indemnify, defend and hold harmless Landlord and the premises with respect to the use and disposal of such substances (both during and after the term of the Lease).

                              11. INSURANCE
                                  ---------

    11. During the term of this Lease, Tenant, at its sole cost and expense, and as additional rent shall provide:

    a.  Public Liability Insurance:
        ---------------------------
    Provide and keep in force in such form as the Landlord shall direct, public liability insurance policies protecting the Landlord and Tenant against all insurable risks in the amounts of not less than One Million
($1,000,000.00) Dollars in respect to any one accident or disaster and in the

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amount of not less than Five Hundred Thousand ($500,000.00) Dollars, in respect to injuries to any one person.

    b.  Premiums to be Paid by Lessee:
        ------------------------------
    All premiums and charges for all of said policies shall be paid by the Tenant and if the Tenant shall fail to make any such payment when due, or carry any such policy, the Landlord may, but shall not be obligated to, make such payment or carry such policy, and the amount paid by the Landlord, with interest thereon, shall be repaid to the Landlord by the Tenant on demand, and all such amounts so repayable together with such interest, shall be considered as additional rent payable hereunder, for the collection of which the Landlord shall have all of the remedies in Section 26 herein or by law provided for the collection of rent. Payment by the Landlord of any such premium or carrying by the Landlord of any such policy shall not be deemed to waive or release the default of the Tenant with respect thereto.

    c.  Renewal of Insurance:
        ---------------------
    Thirty (30) days prior to the expiration of such policy, the Tenant she deliver a binder renewing such policy which binder shall provide that at least thirty (30) days written notice of any change in or cancellation thereof shall be given by the insurance company to the Landlord and Mortgagee. The Tenant shall promptly pay the premiums for renewal and deliver to the Landlord upon request, a copy of the original policy, and if requested, a photo copy of a canceled check evidencing payment thereof.

    d.  Compliance with Insurance Company Requirements:
        -----------------------------------------------
    The Tenant shall not violate or permit to be violated any of the conditions or provisions of any such policy, and the Tenant shall so perform and satisfy the requirements of the companies writing such policies that at all times companies of good standing satisfactory to the Landlord within reason shall be willing to write and/or continue such insurance.

     e.  Collection of Insurance Monies:
         ------------------------------
     The Tenant and the Landlord shall cooperate with each other in connection with any insurance monies that may be due in the event of loss and the Tenant shall execute and deliver to the Landlord such proofs of loss and other instruments which may be required for the purpose of obtaining the recovery of any such insurance monies.

    f.  Liability Policies - Coverage:
        ------------------------------
    Liability policies specified in subsection "a." of this Section shall cover that portion of the building and premises occupied by Tenant as well as the sidewalks in front of or adjacent thereto. A liability policy or policies covering the Landlord and the Tenant as their interest may appear, but

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otherwise in the form hereinbefore provided, shall be deemed a compliance with this covenant.

    g.  Waiver of Subrogation:
        ---------------------
    Tenant shall at all times during the term hereof and at its cost and expense, maintain in effect policies of insurance covering its trade fixtures, merchandise and other personal property from, in, on, or upon the premises, in an amount equal to their full replacement value, providing protection against any peril included within the classification "Fire and Extended Coverage". Landlord shall not be liable to Tenant for any damage to any such property from any cause, unless (1) such damage is due to Landlord's negligence or wilful misconduct, and (2) such damage is caused by an occurrence which is not an insurable hazard under the standard fire and broad form coverage insurance which is required to be maintained by Tenant under the terms of this Section; it being understood that it is not the intention of the parties that Landlord be relieved from liability to Tenant for negligence contrary to any stature of public policy of the State of Utah, but rather that Tenant avail itself of available insurance coverage without subjecting Landlord to liability for losses that are insurable by policies required under the terms of this Section, and without subjecting Landlord to subrogation claims of any insurer.

                            12.  ALTERATIONS
                                 -----------

    12. Tenant shall have the right, within the premises, at its own cost and expense and in a good and workmanlike manner, to make alterations, additions or improvements or erect, remove or alter partitions, or erect shelves, bins, machinery and trade fixtures as it may deem advisable and to mark, paint, drill into any surface, bore, cut, string wires, lay floor coverings and install locks or bolts, provided (1) such acts do not adversely affect the structure of the building, (2) Tenant restores the premises to their prior condition (reasonable wear and tear excepted), (3) Tenant complies with all applicable laws and governmental rules and regulations and (4) Tenant obtains prior written approval of Landlord to any proposed alterations or additions which approval shall not be unreasonably withheld.

    12.1 Notwithstanding anything to the contrary in this Lease (1) Tenant is not required to remove any fixtures or other items installed by Landlord on Tenant's behalf, and (2) Tenant shall have the right, unless in default under the provisions of the Lease to remove any fixtures or other items installed by Tenant (including any flat wire cable and carpet tile), provided Tenant restores the premises to their condition prior to such installation, reasonable wear and tear excepted.

                             13.  INSPECTION
                                  ----------

    13.  Landlord shall have the right to enter and inspect the premises at

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any time, on reasonable notice to Tenant, during normal business hours.
During the period that is six (6) months prior to the end of the term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the premises at any time during reasonable business hours on reasonable notice to Tenant and at reasonable intervals for the purpose of showing the premises to prospective purchasers or Tenants and shall have the right to erect on the premises a suitable sign indicating the premises are available.

                     14.  ASSIGNMENT AND SUBLETTING
                          -------------------------

    14. Tenant shall not have the right to assign this Lease or to sublet the whole or any part of the premises without the prior written consent of Landlord which consent shall not be unreasonably withheld. Notwithstanding the aforesaid, Tenant may assign this Lease or sublet the whole or any part of the premises to any of its affiliates or subsidiaries (as defined in the Internal Revenue Code of 1954, as amended) during the term hereof or any extension hereof without the consent of the Landlord, provided Tenant notifies Landlord of such assignment or subletting. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain fully responsible and liable for the payment of the rent and additional rent specified herein and for compliance with all of its other obligations under the terms, provisions and covenants of the Lease unless otherwise agreed to in writing. Upon the occurrence of an "event of default" as hereinafter defined, if the premises or any part hereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, or provided by law, may, at its option, collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to it by Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of its obligations hereunder.

                      15.  FIRE AND CASUALTY DAMAGE
                           ------------------------

    15. If the premises should be destroyed or damaged by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord.

    15.1 If the premises should be totally destroyed by fire, tornado or other casualty, or if they should be so damaged that rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage. The determination as to whether or not the premises can be reconstructed within one hundred eighty (180) days of the date of the notice of the casualty to Landlord shall be made by an architect selected by Landlord who shall certify to the parties within fifteen (15) days of the casualty whether or not the

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premises can be repaired within one hundred eighty (180) days of the date of notice of such casualty to Landlord.

    15.2 If the premises should be damaged by fire, tornado or other casualty, but only to such extent that rebuilding or repairs can be completed within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall not terminate, but Landlord shall, at its sole cost and expense, proceed with reasonable diligence to rebuild and repair the building and improvements to substantially the same condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures and other improvement which may have been placed in the building by Tenant. During the reconstruction period, there shall be an abatement of rent and additional rent due Landlord. Additional time for completion of said repairs shall be added equal to any delays in the repairs caused by acts of God, inclement weather, strikes, boycotts or any other causes beyond the control of Landlord and not due to any act or omission on its part. In the event that Landlord should fail to complete such repairs and rebuilding within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant of such damage (plus any additional time due to delays caused by acts of God, etc.) Tenant may, at its option, terminate this Lease by giving Landlord no less than thirty (30) days written notice of termination.
                            16.  CONDEMNATION
                                 ------------

    16. If the whole or any substantial part of the budding or the land should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, calculated as of the date when the Tenant must surrender possession of the premises. Tenant waives all rights to exercise any and all options to extend the lease term and specifically agrees to make no claims against condemnation or purchase proceeds payable to Landlord

    16.1 If less than a substantial part of the building or the land shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, this Lease shall not terminate, but the rent payable hereunder during the unexpired portion of the Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

    16.2 In the event of any such taking or private purchase in lieu thereof, Tenant shall be entitled to recover only with respect to its trade fixtures, personal property and moving expenses. Tenant waives all rights to exercise any and all options to extend the lease term and specifically agrees to make no claim against condemnation or purchase proceeds payable to Landlord.

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    16.3   Tenant shall have the right to make a separate claim to the condemning authority for any and all damages Tenant incurred as a result of such taking.


                            17.  HOLDING OVER
                                 ------------

    17. Should Tenant, or any of its successors in interest, hold over the premises or any part thereof, after the expiration of the term of the Lease, unless otherwise agreed in writing, such holding over shall constitute and be construed as tenancy from month to month only, at a rental rate equal to the last month's rent of the term for the first thirty (30) days of holdover, thereafter the holdover rent shall be 150% of the rental payable for the last month of the term of this Lease. The inclusion of the preceding sentence shall not be construed as Landlord's permission for Tenant to hold over.

                          18.  QUIET ENJOYMENT
                               ---------------

    18. Landlord covenants that it now has, or will acquire before Tenant takes possession of the premises, good title to the land. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall reasonably and quietly have, hold and enjoy the premises for the term hereof without hindrance or molestation.

         19.  PERFORMANCE OF OBLIGATIONS BY TENANT AND LANDLORD
              -------------------------------------------------

    19. In any case where either party shall pay or be compelled to pay any sum of money or do any act which shall require the expenditure or payment of any sum by reason of the failure of the other party to perform any one or more of the terms, covenants, conditions or agreements herein contained, the failing party shall immediately repay the same to the other party upon demand, provided the failing party is notified in writing prior to making such payment, and in default thereof then the sums so paid, together with all interest, reasonable costs and damages, shall or may be added or deducted as additional or decreased rent on the next installment of rent becoming due on the next rent day, or on any subsequent rent day fixed by this Lease, and shall for all purposes whatsoever be deemed to be rent due and payable or deductible on such rent day, or on any subsequent rent day, and shall be payable or deductible as such, but it is expressly covenanted and agreed hereby that payment by the Landlord of any such sums of money or the doing of any such acts shall not be deemed to waive or release the default in the payment or doing thereof by Tenant of the right of the Landlord to recover possession, at Landlord's election, of the premises by reason of Tenant's default with respect to any such payment or act, in accordance with Section

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26.

                          20.  LANDLORD'S LIEN
                               ---------------

    20. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies herein or by law, all rights and remedies available under applicable Utah law. Any statutory lien for rent is not hereby waived.

                             21.  MORTGAGES
                                  ---------

    21. If the land is subject to any mortgage prior to the commencement date, then Landlord shall procure a non-disturbance agreement from the Mortgagee in standard form which provides that so long as Tenant is not in default hereunder, its possession shall not be disturbed by mortgagee and the mortgagee shall not name Tenant as a defendant in a foreclosure suit. Tenant shall at any time after the commencement date execute an instrument required by any mortgagee for the purpose of subordinating this Lease to the lien of a mortgage in consideration for a non-disturbance agreement from the mortgagee in standard form which provides that so long as Tenant is not in default hereunder, its possession will not be disturbed by the mortgagee and the mortgagee will not name Tenant as a defendant in a foreclosure suit. For the purposes of this paragraph the word mortgage and/or mortgagee shall include any other equivalent designations including, but not limited to, Deed of Trust, Trustee, etc. Upon request, Tenant will execute an estoppel certificate and subordination agreement in a form suitable to Landlord's lender.

                          22. MECHANIC'S LIENS
                              ----------------

    22. Landlord shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the premises or to charge the rental payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such Hen shall attach, if at all, only to the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the premises, on which any lien is or can be validly and legally asserted against its leasehold interest in the premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the rights, titles and interest of the Landlord in the premises or under the terms of this Lease based upon Tenant's failure to pay

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such sums.  If Tenant disputes an amount charged by such a lienor but admits that it authorized the work to be done, Tenant may dispute the claim provided that it posts the requisite bond necessary to remove the lien.

                               23. NOTICES
                                   -------

    23. Each provision of this instrument or of any applicable governmental law, ordinance, regulation and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payments by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

    a. All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address hereinbelow set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

    b. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, Return Receipt Requested, addressed to the parties hereto at the respective addresses set out opposite their names below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

     Landlord:       Valley American Investment Company
                     Attn: William C. Roderick
                     P.O. Box 186 Midvale, UT 84047

     Tenant:         Gentner Communications Corporation
                     Attn: Russell D. Gentner
                     1825 Research Way
                     West Valley City, UT 84119

     With Copies To:  Mr. Jeff Fillmore, Esq.
                      Parsons, Behle, & Latimer
                      201 South Main Street # 1800
                      Salt Lake City, UT 84111

    23.1 If and when included within the term "Landlord", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord. All parties included within the term "Landlord" shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.


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                        24. SURRENDER OF PREMISES
                            ---------------------

    24. The Tenant shall, on or before the last day of the lease term hereof or upon the sooner termination of such term, peaceably and quietly leave, surrender and yield up unto the Landlord the land and the improvements in good order, condition and state of repair, reasonable wear and tear excepted, together with all alterations, additions and improvements, including air conditioning equipment, machinery and ducts which may have been made upon the premises, except movable furniture, movable personal property or movable trade fixtures at the expense of the Tenant. All property removable pursuant to the provisions of this Section shall be removed by the Tenant on or before the date hereinabove in this Section indicated and all property not so removed shall be deemed abandoned by the Tenant to the Landlord. Where any personal property is removed, any damage to the premises will be repaired by the Tenant.

    24.1 All buildings, additions, improvements, equipment and appurtenances on or in the premises at the date hereof and which may be erected on or in the premises during the term hereof including all alterations, changes, additions, and improvement at any time placed upon the premises by the Tenant, as well as all fixtures and articles of personal property attached to or used in connection with the premises, are and shall be deemed to be and become part of the realty and the sole and absolute property of the Landlord at the end or other termination of this Lease and shall be surrendered to the Landlord; provided, however, that movable furniture, movable personal property and movable trade fixtures put in at the expense of the Tenant or any subtenant, which pursuant to the provisions of this Section may be removed by the Tenant, shall not be deemed to be attached to the leasehold nor the property of, nor surrendered to, the Landlord.

                          25. EVENTS OF DEFAULT
                              -----------------

    25. The following events shall be deemed to be events of default by Tenant under this Lease:

    a. Tenant shall fail to pay any installment of rent or additional rent when due.

    b. Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

    c. Tenant shall file a petition under any section or chapter of the Federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any State thereof, or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

    d.  A receiver or trustee shall be appointed for all or substantially all

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of the assets of Tenant.

    e. Tenant shall desert or vacate the premises; provided, however, desertion or vacation of the premises shall not be deemed to be an event of default if Tenant is not in arrears in the payment of rent and Landlord can obtain fire and liability insurance covering the premises.

    f. Tenant shall fail to comply with any term, provision or covenant of this Lease, and shall not cure such failure within thirty (30) days after written notice thereof to Tenant or in the case of non-payment of rent or additional rent, 15 days after written notice to Tenant.

    25.1 With respect to curing any default listed in this Section or elsewhere herein, it is understood that if a cure cannot be completed with the time period for cure referred to herein, despite best efforts of the Tenant, using all possible speed, then it will be deemed sufficient if Tenant has begun to cure within said time period; provided, however, that Tenant shall continue to use its best efforts and all possible speed to cure such default and does, in fact, effect a cure within a reasonable period of time.

                              26. REMEDIES
                                  --------

    26.  Upon the occurrence of any such events of default described in
Section 25 hereof and following the written notice to Tenant to cure said events of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

    a. Terminate this Lease, in which event Tenant shall immediately surrender the premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the premises and expel or remove Tenant and any other person who may be occupying such premises or any part thereof, and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the premises on satisfactory terms or otherwise.

    b. Enter upon and take possession of the premises and expel or remove Tenant and any other who may be occupying such premises or any part thereof, and relet the premises and receive the rents therefor; and Tenant agrees to pay to Landlord on demand any deficiency and reasonable expenses that may arise by reason of such reletting.

    c. Enter upon the premises and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for any reasonable expenses which Landlord may incur in effecting compliance with Tenant's obligations under the Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the

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Tenant from such action, unless caused by the gross negligence of Landlord.

    d. In case suit shall be brought for recovery of possession of the premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of Tenant to be kept or performed, and a breach shall be established, Tenant shall pay to the Landlord all other reasonable expenses incurred therefor, including attorney fees and costs of Court.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

                           27.  GOVERNING LAW
                                -------------

    27. This Lease and Building shall be governed by and construed in accordance with the laws of the State of Utah, and the building shall be constructed to meet all applicable laws, codes and regulations whether local or national in origin.

                             28.  BROKERAGE
                                  ---------

    28. Each party hereto represents that no agent or finder, other than Consolidated Realty Group, who represents Tenant and Roderick Realty Services who represents Landlord (hereinafter referred to as Agents) negotiated or arranged this Lease, and that, apart from those due to agents no fees or commissions are due anyone for the procurement hereof, and each party agrees to indemnify and hold the other harmless from and against any other expenses which the party so indemnified may incur by reason of claims of any other person, firm or corporation claiming any brokerage commission, finder's fee or similar compensation based upon any alleged negotiations or dealing with such indemnifying party, contrary to the foregoing representation.

    Landlord and Tenant agrees to pay Consolidated Realty Group a real estate advisory fee of $10,000 payable 50% upon lease execution and 50% upon Tenant's occupancy of the building. The fee is be split $5,000 payable by Landlord and

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$5,000 payable by Tenant as previously agreed.

                             29.  RECORDING
                                  ---------

    29. The parties undertake, at the request of either of them, to execute a memorandum of this Lease in recordable form. If either party shall record this Lease or a memorandum of this Lease, the party so recording shall be liable for the entire cost thereof.

                30.  PRE-OCCUPANCY EXPANSION/CONTRACTION
                     -----------------------------------

    30.1  Pre-Occupancy Expansion/Contraction:
          -----------------------------------
    Provided that Tenant is not in default on their current Lease and only if space is available in the new addition, Tenant shall have the one time option to expand or reduce their initial space requirement by up to 3,000 square feet.

                           31. EXPANSION SPACE
                               ---------------

     31.  Expansion Space Options:
          -----------------------
     Landlord hereby grants Tenant a right of first refusal on the 5,760 square feet immediately contiguous to Tenant's current and added location, as highlighted as Space "A" on Exhibit "E". Landlord may lease such space to other tenants for any time increment, provided that such increment be no more than four (4) years. Landlord also grants Tenant a right of first refusal on all other second generation space in the project as it becomes available, and during the term of this Lease agrees to lease all other building space in increments of no more than seven (7) years. (Second Generation Space is defined as any vacant space that becomes available after the initial newly constructed space.)

    31.1  Expansion Space Terms:
          ----------------------
    All rights of first refusal shall be offered to Tenant no earlier than six and no later than four months prior to the date the expansion space is available for Tenant's occupancy. Tenant may, at its sole option, waive this timing requirement. Tenant shall have ten (10) calendar days to exercise their rights of first refusal on any such space. All notices between the parties shall be in writing. The rental rates for all expansion space shall be offered at prevailing fair market values and shall be negotiated between the parties.




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    31.2  Expansion Space Tenant Improvement Allowance:
          ---------------------------------------------
    Tenant shall receive an improvement allowance of $19.00 per rentable square foot of newly constructed office space on any expansion space accepted by Tenant, provided that Tenant extends the lease term on such expansion space to cover a period totaling ten years from the date of occupancy. If Tenant extends the term for a period covering less than ten years, this improvement allowance shall be reduced accordingly. For example, if Tenant leases expansion space of 5,000 square feet for a period of five years, then the tenant improvement allowance will be 5,000 s.f. x (5/10 x $19.00) = $47,500. This $19.00 rate will be adjusted up or down in the same proportion that the rental rate for such expansion space bears to the original base rate specified in Section 3.

                              32.  PARKING:
                                   --------

    32.  Parking:
         -------
    Landlord will provide free surface parking (other than Common Area Fees) to Tenant based on the following:

        Up to 40,000 s.f.    5 stalls per 1,000 s.f. or 200 stalls
        Above 41,000 s.f.    Tenant shall receive 2.45 stalls per 1,000
                                rentable square feet

          33.  HEATING, VENTILATING AND AIR CONDITIONING (HVAC)
               ------------------------------------------------

    33.  HVAC:
         ----
    Landlord shall design and provide an HVAC system capable of complying with the following:

    a.  Heating. Ventilation and Air Conditioning:

         1. Heating systems shall be capable of maintaining 72 degrees Fahrenheit in all spaces at ASHRAE design winter conditions.

         2. Cooling systems shall be capable of maintaining 75 degrees Fahrenheit in a spaces at ASHRAE design summer conditions. Conditioned air shall be delivered through an overhead sheet metal duct system with a series of control boxes. These boxes shall be arranged to provide separate zones for interior and exterior spaces.

        3. Ventilation systems shall be designed to provide a minimum of 20 CFM fresh outside air per person in accordance with the latest ASHRAE Performance Guide standards for office occupancies. System

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            noise levels shall not exceed an N.C. of 38 - 40.

    b.  Cost Allocation:
        ---------------
    As part of Landlord's build out specification Landlord shall be responsible to provide and install the following:

        1.  2 individual 7.5 ton roof top units.
        2.  Space heaters as required in the new warehouse area.
        3.  H.V.A.C. Engineering and design costs.

    Tenant shall be responsible for all other H.V.A.C. costs as part of the Tenant Improvement Allowance described in Section 1.7.

                          34.  BUILDING SIGNAGE
                               ----------------

    34.  Building Signage:
         ----------------
    Landlord will provide a monument sign base for a Tenant supplied sign. Landlord has reviewed Tenant sign graphics and approves of such. Any additional signage desired by Tenant must be approved by Landlord.

    34.1  Project Signage:
          ---------------
    Landlord agrees that it will not name the building or the project after any of Tenant's competitors.

    34.2 Tenant shall not place or suffer to be placed or maintained on any exterior door, wall, or window of the Premises, or elsewhere in the Project, any sign, awning, or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration lettering, or advertising matter on the glass or window or door of the Premise; without first obtaining Landlord's written approval. Tenant further agrees to maintain such sign, awning, canopy, decoration, lettering, advertising matter, or other things as may be approved in good condition and repair at all times. Landlord, may, at Tenant's cost, remove any item erected in violation of this Section.

                           35.  MISCELLANEOUS
                                -------------

    35. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

    35.1 The terms, provisions, covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly

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provided.

    35.2 The captions are inserted in this Lease for convenience only and in no way to define, limit, or describe the scope or intent of this Lease, or any provision hereof, nor in any way affect the interpretation of this Lease.

    35.3 Whenever this Lease refers to the prior consent or approval (written or oral) by Landlord or Tenant, Landlord and Tenant, respectively, agree that such consent or approval shall not be unreasonably withheld or delayed.

    35.4 This Lease may not be altered, changed or amended except by an instrument in writing signed by Landlord and Tenant.

    35.5 If this Lease is terminated for any reason other than default of the Tenant, all liabilities of the parties shall be adjusted as of the effective date of the termination. Any termination hereof by reason of a default of Tenant shall not affect any obligation or liability of Tenant under this Lease which accrued prior or subsequent to the effective date of termination, and all such obligations and liabilities of Tenant shall survive such termination.

    35.6 The terms and conditions contained herein are not independent covenants, but are mutually dependent upon each other.

    35.7 If any of the terms of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

    35.8 The parties signing this lease have obtained corporate, partnership or individual authority to execute the lease on behalf of the entity. Furthermore, the individuals are deemed to be officers of the appropriate entities with proper authority.

    35.9 Landlord hereby reserves the right at any time to make changes, alterations or additions, including the building and leasing of additional commercial space, in or on the building in which the Premises are contained, anywhere in the Project, except in the space occupied by the Tenant, unless prior approval is obtained by Tenant. Tenant shall not, in such event, be allowed the right to terminate this Lease for injury or inconvenience occasioned thereby. However, Tenant shall be allowed to claim damages for injury or unreasonable inconvenience occasioned by Landlord's negligence in connection therewith.

    35.10 All common areas in the Project which Tenant may be permitted to use and occupy are to be used and occupied under a revocable license, and if any such license be reasonably revoked or if the amount of such areas be reasonably changed or diminished, Landlord shall not be subject to any

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liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent nor shall reasonable revocation or diminution of such areas be deemed constructive or actual eviction. All common areas and other facilities in or about the Project shall be subject to the exclusive control and management of Landlord. Landlord shall have the right to construct, maintain, and operate fighting and other facilities on all said areas and improvements; to police the same; to change the arc, level, location, and arrangement of parking areas and other facilities; to restrict parking by Tenants, their officers, agents, and employees; to close all or any portion of said areas or facilities to such extent as may be legally sufficient to prevent a dedication thereof or the accrual of any right to any person or the public therein; and to close temporarily all or any portion of the parking areas or facilities to discourage non-customer parking. However, in no event will Landlord restrict the number of parking spaces to a number less than provided for in Section 32, nor will any parking space ever be located on a site non-contiguous to the building described in Section I.O. Landlord shall operate and maintain the common areas in such a manner as Landlord in its discretion shall determine, shall have full right and authority to employ and discharge all personnel with respect thereto, and shall have the right, through reasonable rules, regulations, and/or restrictive covenant promulgated by it from time to time, to control use and operation of the common areas in order that the same may occur in a proper and orderly fashion.

                            36. FORCE MAJEURE
                                -------------

    36. If either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature beyond the reasonable control of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of such act shall be extended for a period equivalent to the period of such delay.

    IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease on the dates set forth below.

LANDLORD:                             VALLEY AMERICAN

                                      BY: /s/  William C. Roderick
                                         ----------------------------------
                                      ITS:  Vice President
                                      DATE: March 18, 1996





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TENANT:                               GENTNER COMMUNICATIONS CORPORATION

                                      BY:  /s/  David L. Harmon
                                         ----------------------------------
                                      ITS:  Chief Financial Officer
                                      DATE: February 26, 1996



STATE OF UTAH         )
County of Salt Lake   )

     On the 18 day of March, 199[6], personally appeared before me WILLIAM C. RODERICK, the signer of the foregoing lease who duly acknowledged to me that he executed the same.


   /s/   Notary Public
----------------------------
[ S E A L ]




STATE OF UTAH         )
County of Salt Lake   )

     On the 26th day of February, 199[6], personally appeared before me David L. Harmon, the signer of the foregoing lease who duly acknowledged to me that he executed the same.


   /s/   Notary Public
----------------------------
[ S E A L ]

                                EXHIBIT A

                                SITE PLAN


                            [Graphic Entitled
                 "Overall Development & Landscape Plan"
                           Depicting Site Plan]


                                EXHIBIT B



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                             FLOOR PLAN - 1


                            [Graphic Entitled
                         "Phase One Floor Plan"
                          Depicting Floor Plan]

                                EXHIBIT B

                             FLOOR PLAN - 2


                           [Untitled Graphic
                         Depicting Floor Plan]



                                EXHIBIT C

                CONSTRUCTION DRAWINGS AND SPECIFICATIONS


                     TO BE ATTACHED AT A LATER DATE

                                EXHIBIT D

                          REDEVELOPMENT LETTER
                            JANUARY 14, 1988


[West Valley City Letterhead]                         [REDEVELOPMENT AGENCY]

                                                              HAND-DELIVERED

                            January 14, 1988

Dell S. Nichols
2444 S. Progress Drive
West Valley City, Utah  84119

Dear Dell,

   Pursuant to your request, the following is the understanding we have reached with regard to the financial assistance provided by the Redevelopment Agency of West Valley City for the project called "Gentner Electronics".

   The agreement for the disposal of land (ADL), as yet unsigned by the parties, provides that the Agency will allocate to Dell S. Nichols 75% of the tax increment accruing to the Agency from the "Gentner Electronics" project.

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The term of that allocation from the Agency to dell S. Nichols shall be 10 years. In years one through five, the Agency is entitled to 100% of the tax increment for the aforementioned project. Dell S. Nichols will receive 75% of that 100% allocation. In years six through ten, the Agency is entitled to 80% of the tax increment. In those years Dell S. Nichols will receive 75% of that 80% figure.

   It is the further understanding of the Agency that Dell Nichols will assign the tax increment amount to Gentner Electronics Corp. pursuant to a lease agreement between the parties.

   If you have any questions with regard to this understanding, I am anxious to be advised. Thank you for your assistance in making the Redwood Neighborhood Development Project area a viable and vital industrial park project in West Valley City.

                                        Sincerely,


                                        /s/   Larry Catten

                                        Redevelopment Agency Administrator

LC:jm

cc:  Joseph L. Moore, Deputy Executive Director

              2470 South Redwood Road   West Valley City, Utah  84119
                           Phone:  (801) 974-5501

                                EXHIBIT E

                         EXPANSION SPACE, R.O.F.R.


                            [Graphic Entitled
                 "Overall Development & Landscape Plan"
                           Depicting Site Plan]




                                EXHIBIT F

                            LEGAL DESCRIPTION


                     TO BE SUPPLIED AT A LATER DATE


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                         FIRST ADDENDUM TO LEASE

     This addendum is entered into this, 31st day of January, 1997, by and between VALLEY AMERICAN INVESTMENT COMPANY, P.O. Box 186, Midvale, Utah 84047, as Landlord; and GENTNER COMMUNICATIONS CORPORATION, of 1825 West Research Way, West Valley City, UT 84119, as Tenant.

     Whereas, both Tenant and Landlord have executed a uniform lease agreement dated the 26th day of February, 1996.

     In accordance with Section 2 of the uniform lease agreement, the term of the lease shall be ten years. This Addendum shall ratify the commencement date of the original lease term as November 1, 1996. The lease shall expire on October 31, 2006.

     Whereas this addendum shall also verify that during the course of construction Landlord incurred expenses over and above the tenant improvement allowance in the amount of $35,470. In accordance to Section 1.7 of the lease agreement, Tenant shall pay for any improvements above the allowance.

     Whereas, Landlord and Tenant have agreed to amortize the tenant improvement cost over-runs over the term of the lease. Tenant agrees to pay to Landlord $35,470.00 at 11% over ten years, which equates to a monthly payment of $488.60.

     The monthly rent payment for November 1, 1996 through October 31, 1998 shall be as follows:

     Base Rent per Lease:         $20,609.00
     Amortized Cost Over-runs:    $   488.60
     C.A.M. Budget:               $ 1,912.00
                                  ----------

     Total Monthly Payment:       $23,009.60
                                  ==========

     In accordance with Section 3 of the lease, the Base Rent shall be adjusted on November 1, 1998, November 1, 2000, November 1, 2002, and November 1, 2004.

     Except as modified by the provisions of this Addendum, all terms, conditions and provisions of the Lease shall remain unchanged and in full force and effect.

                        SECOND ADDENDUM TO LEASE

     This addendum is entered into this, 30 day of April, 1997, by and between VALLEY AMERICAN INVESTMENT COMPANY, P.O. Box 186, Midvale, Utah 84047, as Landlord; and GENTNER COMMUNICATIONS CORPORATION, of 1825 West Research Way,

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West Valley City, UT 84119, as Tenant.

     Whereas, both Tenant and Landlord have executed a uniform lease agreement dated the 26th day of February, 1996, and a First Addendum to Lease dated the 31st day of January, 1997.

     Whereas, this addendum shall also verify that during the course of construction Landlord incurred expenses over and above the tenant; improvement allowance in the amount of $74,357.

     In accordance with Section 2 of the uniform lease agreement, the term of the lease shall be ten years. This Addendum shall ratify the commencement date of the original lease term as November 1, 1996. The lease shall expire on October 31, 2006.

     Whereas this addendum shall also verify that during the course of construction Landlord incurred expenses over and above the tenant improvement allowance in the amount of $35,470. In accordance to Section 1.7 of the lease agreement, Tenant shall pay for any improvements above the allowance.

     Whereas, Landlord and Tenant have agreed to amortize the tenant improvement cost over-runs over the term of the lease. Tenant agrees to pay to Landlord $35,470.00 at 11% over ten years, which equates to a monthly payment of $488.60.

     Whereas, Landlord and Tenant have agreed to amortize the tenant improvement cost over-runs over the term of the lease. Tenant agrees to pay to Landlord $74,357.00 at 11% over 115 months, which equates to a monthly payment of $1,049.00.

     The monthly rent payment for April 1, 1997 through October 31, 1998 shall be as follows:

       Base Rent per Lease:                               $20,609.00
       Amortized Cost Over-runs per First Addendum:       $   488.60
       Amortized Cost Over-runs per Second Addendum:      $ 1,049.00
       C.A.M. Budget:                                     $ 1,912.40
                                                          ----------
       Total Monthly Payment:                             $24,059.00


     In accordance with Section 3 of the lease, the Base Rent shall be adjusted on November 1, 1998, November 1, 2000, November 1, 2002, and November 1, 2004.

     Except as modified by the provisions of this Addendum, all terms, conditions and provisions of the Lease shall remain unchanged and in full force and effect.


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     Executed by the parties on the day and year first written above in Salt
Lake City, Utah.